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                                                                    Exhibit 10.8

                                    AGREEMENT

                                     between

                               Gemini Holding PLC

                                       and

                           Shield Diagnostics Limited

                                 4th March 1999


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                Confidential Treatment Requested and the Redacted
             Material has been separately filed with the Commission

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AGREEMENT

between

Gemini Holding PLC, 162 Science Park, Milton Road, Cambridge, CB4 4GH
("Gemini").

and

Shield Diagnostics Limited, a company incorporated under the Companies Act (Registration No. SC77359) and having its registered office at The Dundee Technology Park, Dundee, Angus, DD2 1XA ("Shield").

WHEREAS

A. Gemini has intellectual property to diagnostic methods for detecting certain polymorphisms in the collagen gene CollA1 as detailed in certain patents and patent applications including the priority application GB96043054 filed on 29/02/96.

B. Shield wishes to collaborate with Gemini in the development of commercial assays for these polymorphisms and to license the relevant intellectual property.

NOW THEREFORE the parties have agreed and do hereby agree as follows:-


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1.    DEFINITIONS

      In this agreement the following expressions shall have the following meanings, namely:-

1.1 "Polymorphisms" means polymorphisms of the Co11A1 gene for which there are claims in the patent;

1.2   "the Effective Data" means the last date of execution of this agreement;

1.3 "the Know-how" means all mechanical information, notes, reports and other relevant information relating to the Patent or the assay, belonging to or in the possession of Gemini or its academic partners to the extent made available to Gemini;

1.4 "Net invoice price" means the gross invoice price of the Product sold by Shield after deduction of value added tax, delivery charges, import duties and any discounts or credits granted in the normal course of trade, provided that all such sales shall be on an arms length basis;

1.5 "Patent" means all current and future patent related to GB9604305 owned by Gemini;

1.6   "Product" means *

1.7   "Territory" means the world;

1.8 "Royalty period" shall mean each period of three months during the continuance of this Agreement commencing on the Launch Date;

1.9 "Exclusive" means that the rights cannot be given to any other company for microtitre-plate based assays;

1.10 "Intellectual Property Rights" means patents, trademarks, registered designs, design rights (whether registrable or otherwise), applications for any of the foregoing, copy right, know-how, trade or business names and other similar rights or obligations whether registrable or not in any country;


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                Confidential Treatment Requested and the Redacted
             Material has been separately filed with the Commission

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1.11  In this agreement words importing the singular shall include the plural and vice versa;

1.12 Headings to Clauses are inserted for convenience and shall not affect their interpretation;

2.    DURATION

      This agreement shall commence upon the Effective Date and shall subsist for the term of the patent thereafter unless sooner terminated in accordance with the provision herein contained.

3.    INTELLECTUAL PROPERTY RIGHTS

3.1 Shield shall not acquire title to the Intellectual Property Rights which shall remain solely vest in Gemini;

32 For the avoidance of doubt it is acknowledged that all and any Intellectual Property Rights which belong to either party as at the date of this Agreement and which may be used by either party in connection with the development, manufacturing, marketing or sale of the Product shall at all times remain the sole and exclusive property of the party introducing the same;

3.3 Gemini shall forthwith upon execution of this agreement furnish Shield with all relevant know-how in its possession, relating to the Product;

3.4 Gemini agrees to progress and maintain applications for full patent coverage in the geographical areas.

4.    GRANT OF RIGHTS TO THE COMPANY

      a. Gemini hereby grants Shield an Exclusive license to the Patent and the Know-how with the purpose of developing, producing and marketing the Product in the Territory, and for no other purpose whatsoever.


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      b.    Shield shall be entitled to appoint sublicenses of all rights granted to it pursuant to this Agreement.

5.    LICENSE FEE

      In consideration of fulfillment by Gemini of its obligations pursuant to this Agreement, Shield agrees to the payment of ******* within 30 days of the Effective Date and ******* when the product is launched anywhere in the Territory

6.    PAYMENT OF ROYALTIES

6.1   a.    Shield shall make payment to Gemini a royalty of ******************
            charged by Shield for the Product sold by Shield.

      b. In the event that a patent is not granted in any one geographical area the royalty rate will revert to *** for that particular geographical area.

      c. For geographical areas where no patent is applied for the royalty rate will be *** for that particular geographical area.

6.2 Shield shall provide to Gemini with a written statement of the aggregate royalties due for each Royalty Period giving such detail of the calculation of royalties as Gemini may reasonably require.

6.3 For the purpose of verification of sums due to Gemini in terms of this agreement Shield shall maintain true and accurate records and books of accounts containing all information necessary for the determination of all amounts received by its through sale or otherwise of the Product which records and books of accounts shall be open to inspection by Gemini or its authorised representative or professional advisers at any time during normal business hours upon request by Gemini giving reasonable notice and in addition Shield shall exhibit or deliver to Gemini such reasonable information as it may require to verify all amounts payable.


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                Confidential Treatment Requested and the Redacted
             Material has been separately filed with the Commission

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7     WARRANTIES

7.1 Shield shall promptly notify Gemini of any infringement of Licensed Patent(s) of which it shall become aware. The parties shall in consultation decide if and what way appropriate action to restrain such infringment has to be taken. The costs of any action against infringement shall be borne equally by Gemini and Shield. Proceeds arising from any infringement action will equally devided among parties. This is not valid for Patent infringements from Shield.

8     WARRANTIES

8.1 Gemini hereby warrants, represents and undertakes to Shield at the date hereof:-

      a. no license of or any other rights in the Product had been granted by it to any third party in the Territory;

      b. it is free to enter into and has full right and power to enter into this Agreement and the whole undertakings hereof;

      c.    it is the registered and beneficial owner of the Patents;

      d. it has full power to and authority the use of the Know-how for the purpose of this Agreement;

      e. if has not entered into any arrangement of agreement or granted any licenses or rights to use the Patent or the Know-how to any third party and would prevent the licensee from exercising or enjoying its rights pursuant to the Agreement; and

      f. to the best of its knowledge, it has disclosed all the Know-how created and generated both negatively and positively by Gemini, its academic partners and collaborators.

8.2 Shield hereby warrants, represents and undertakes to Gemini to launch the Product into the market by December 2000.


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9.    IMPROVEMENTS

9.1 Title to the Intellectual Property Rights in any such amendment or modification shall vest where appropriate in whichever party develops, produces, suggests or designs the same.

9.2 Title to the Intellectual Property Rights in any aspect of the manufacturing process shall vest where appropriate in whichever party develops, produces, suggests or designs the same.

9.3 The exclusive license granted to Shield in Section 4 shall include the use of any improvements in the know-how made either before or subsequent to the signing of the agreement.

10    INDEMNITY

10.1 Shield shall indemnify and hold Gemini harmless against all and any costs, losses, damage or expenses which Shield or Gemini may incur or have awarded against it by reason of manufacture, supply or sale of the Product.

11.   TERMINATION

11.1 Either party shall be entitled to terminate this Agreement in the event of material breach of any of the provisions herein contained by the other provided always that such breach shall not have been remedied (if capable of being remedied) within a period of thirty (30) days from the date of written notice by either party requiring remedy of the breach and in the case that either party:-

      i. becomes bankrupt, goes into liquidation or receivership or has an administrator appointed on its assets or upon institution of insolvency proceedings or in the event of any general composition formal or informal with or for the benefit of creditors of the Company (except voluntary liquidation by a solvent Company for the purposes of amalgamation of reconstruction where the resulting entity assumes all of the obligations of the Company under this Agreement);


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      ii.   in the event that payment of any royalties payable by Shield to
            Gemini in terms of Clause 8 hereof remain unpaid for a period of ninety (90) days after the same are due and payable;

11.2 Termination of the Agreement (howsoever occasioned) shall not effect the continuance in force of the coming into force of any provision of the Agreement which is expressly or by implication intended to continue in or come into force after such termination.

12.   CONSEQUENCES OF TERMINATION

      On termination of the Agreement howsoever the same may be determined the rights granted pursuant to Clause 4 hereof shall cease forthwith and Shield shall forthwith cease to manufacture and sell the Product except for the purposes of fulfilling any orders received prior to the date of termination or of disposing of any stocks of the product held by the company at the date of termination.

13.   NOTICE

      Any notice served under the provisions of this Agreement shall be sufficient served or delivered or sent by registered or recorded delivery or first class prepaid post in the case of Gemini addressed to the Managing Director at the address given in this Agreement and in the case of Shield addressed to the Managing Director at the address given in this Agreement or at any such other address as either party may notify in writing to the other for this purpose.

14.   DISPUTE RESOLUTION

      In the event of any dispute or difference between Gemini and Shield arising under or in connection with the Agreement either during or after the performance of the Agreement the parties shall use all reasonable endeavours to resolve the same between themselves failing which either party shall be entitled to exercise any remedy available to it in terms of this Agreement or at law or otherwise.


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15.   CONFIDENTIAL INFORMATION

15.1 Pursuant to the Agreement Gemini shall disclose and deliver to Shield information which Gemini considers is of a confidential nature relating to the concept, idea and design of the Product and associated products and the clinical testing of the Co11A1 polymorphisms hereinafter collectively referred to as "the Confidential Information" which expression shall include but not be limited to any information, data, material and the like of a confidential or secret nature disclosed by Gemini to Shield in contemplation of furtherance of or arising from this Agreement or otherwise all of which are regarded by Gemini as commercial assets of considerable value. Shield undertakes to treat any and all of the Confidential Information as strictly confidential and not to divulge it to any third party for any purpose whatsoever and not to make use of the Confidential Information or any part thereof other than in fulfilling the obligations incumbent upon it in terms of the Agreement without the prior written consent of Gemini.

15.2  The provisions of this Clause 15 shall not apply to:

      a.    Information which is in the public domain as at the effective date;

      b. Information which comes into the public domain other than as a result of breach by Shield of the obligations herein contained;

      c. Information which was in the possession of Shield as at the effective date and received from a third party which was under no obligation of confidentiality in respect of disclosure;

      d. Information which Shield is required to disclose by law or in connection with any application for a product license or approval for the product in any part of the territory.

15.4 Shield confirms that it shall treat as confidential and keep strictly confidential and not divulge to any third party whatsoever, or make use of, except in the performance of its obligations under this Agreement or in performance of its statutory duties.


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16.   FORCE MAJEURE

      Failure of either party to perform the terms of the Agreement in whole or in part shall be excused if such failure is the result of Force Majeure and Acts of God including but not limited to flood, wind and lighting, acts of the public enemy, epidemics and laws, regulations or restriction of any Governmental entity or agency. If performance of this Agreement is excused pursuant to the foregoing sentence the party thus excused shall use reasonable efforts to avoid, remove and correct the circumstances which caused the failure to perform and the party excused from such performance shall resume performance with the utmost dispatch when such circumstance(s) is (are) avoided, removed or corrected.

17.   ENTIRE AGREEMENT

      1. The terms of this Agreement will constitute the entire understanding and agreement between the parties and no amendment will be made to the Agreement except in writing and agreed by both parties.

      2. In the event that any of these terms, conditions or provisions shall be determined by the competent authority to be invalid, unlawful or unenforceable to any extent, such term, condition or provision shall to that extent be severed from the remaining terms, conditions or provisions which shall continue to be valid to the full extent permitted by law.

18.   ENGLISH LAW

      This Agreement shall be construed in accordance with the English Law and the parties hereby submit to the exclusive jurisdiction of the English
      Courts: IN WITNESS WHEREOF these presents typewritten on this and the preceding nine (9) pages are executed as follows:


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At           on the           day of        Nineteen hundred and ninety nine

On behalf of Gemini:                     Witnessed by:


Signed by /s/ Neil [ILLEGIBLE]           Signed by /s/ RM [ILLEGIBLE]
          --------------------------                ----------------------------

Print Name NEIL [ILLEGIBLE]              Print Name RM [ILLEGIBLE]
          --------------------------                ----------------------------

Designation FINANCE DIRECTOR             Designation COMPANY SECRETARY
            ------------------------                 ---------------------------
              30th March 1999                             30th March 1999

On behalf of Shield:                     Witnessed by:


Signed by  /s/ D.P. Foster               Signed by /s/ James [ILLEGIBLE]
          --------------------------                ----------------------------

Print Name DR PETER FOSTER               Print Name JAMES [ILLEGIBLE]
          --------------------------                ----------------------------

Designation TECHNICAL DIRECTOR           Designation [ILLEGIBLE]
            ------------------------                 ---------------------------
                26th March 1999                            26th March 1999


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